UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6686	13-1024020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Third Avenue, New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 704-1200

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Omnicom Group Inc. (“Omnicom”) previously announced that its merger with The Interpublic Group of Companies, Inc. (“IPG”) closed on November 26, 2025.

On December 2, 2025, Omnicom completed its previously announced (a) offers to exchange (collectively, the “Exchange Offers”) up to $2.95 billion aggregate principal amount of certain outstanding series of notes (the “Existing IPG Notes”) issued by IPG, for (1) new Omnicom notes and (2) cash; and (b) related solicitations of consents (collectively, the “Consent Solicitations”), on behalf of IPG, from eligible holders of the Existing IPG Notes to amend the applicable indenture governing the Existing IPG Notes (collectively, the “Existing IPG Indentures”), to eliminate certain of the covenants, restrictive provisions and events of default (the “Proposed Amendments”).

Upon completion of the Exchange Offers, Omnicom issued approximately $2.76 billion in aggregate principal amount of new Omnicom notes in exchange for Existing IPG Notes that were tendered and subsequently accepted. Such accepted Existing IPG Notes have been retired and cancelled and will not be reissued. Following such cancellation, approximately $185.0 million in aggregate principal amount of the Existing IPG Notes will remain outstanding as obligations of IPG, a wholly-owned subsidiary of Omnicom. The remaining Existing IPG Notes are $48,574,000 in aggregate principal amount of 4.650% Notes due 2028, $58,141,000 in aggregate principal amount of 4.750% Notes due 2030, $42,642,000 in aggregate principal amount of 2.400% Notes due 2031, $21,659,000 in aggregate principal amount of 5.375% Notes due 2033, $5,669,000 in aggregate principal amount of 3.375% Notes due 2041 and $8,343,000 in aggregate principal amount of 5.400% Notes due 2048.

As previously announced, on August 22, 2025, IPG entered into a Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture”) between IPG, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “IPG Trustee”), to that certain Senior Debt Indenture, dated as of March 2, 2012, between IPG, as issuer, and the IPG Trustee, as trustee, to amend the Existing IPG Indentures in order to effect the Proposed Amendments. The Thirteenth Supplemental Indenture became operative on December 2, 2025, upon the settlement of the Exchange Offers and the Consent Solicitations.

The foregoing description of the Thirteenth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Thirteenth Supplemental Indenture, a copy of which is incorporated by reference as Exhibit 4.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Thirteenth Supplemental Indenture, dated August 22, 2025, between IPG and U.S. Bank Trust Company, National Association, related to IPG’s 4.650% Senior Notes due 2028, 4.750% Senior Notes due 2030, 2.400% Senior Notes due 2031, 5.375% Senior Notes due 2033, 3.375% Senior Notes due 2041, and 5.400% Senior Notes due 2048 (incorporated by reference to IPG’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: December 2, 2025	By:	/s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Executive Vice President and General Counsel